Exhibit 10.1
EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of January 29, 2015, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), Neal I. Goldman (“Goldman”).

RECITALS

WHEREAS, the Company and Goldman are currently parties to that certain Convertible Promissory Note, dated March 27, 2013, as amended dated March 12, 2014, April 23, 2014 and December 8, 2014 (as amended, the “Note”), which Note provides for maximum borrowings of up to $5.0 million;

WHEREAS, as of the date of this Agreement, the total amount of advances under the Note, including principal and unpaid interest thereon, equals approximately $2.3 million, which advances are specifically set forth on Exhibit A attached hereto, of which $350,000 was advanced on the date hereof (“Recent Advance”); and

WHEREAS, subject to the terms and conditions set forth herein, the Company and Goldman desire that (i) all accrued and unpaid interest due and payable on such Note, up to and including the Closing Date, as defined herein, as more particularly set forth on Exhibit A attached hereto, net of the Recent Advance (“Outstanding Amount”), be exchanged for shares of the Company’s Series E Convertible Preferred Stock, $0.01 par value (the “Exchange Shares”)  (the “Exchange”); and (ii) that the Recent Advance, and all accrued and unpaid interest thereon, be paid to Goldman on the Closing Date, each on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.           Securities Exchange.

(a)           In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Goldman agrees to exchange the Outstanding Balance for that number of Exchange Shares equal to the Outstanding Balance divided by 1,000, it being understood that the number of Exchange Shares issued in connection with the Exchange shall include accrued and unpaid interest on such Note up to and including the Closing Date, net of the Recent Advance.  In consideration for the foregoing, the Company agrees to issue and deliver the Exchange Shares to Goldman, as directed by Goldman.  In addition, on the Closing Date, the Recent Advance, and all accrued and unpaid interest thereon, shall be paid to Goldman in cash or other immediately available funds as directed by Goldman.

(b)           The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”)

(c)           Within five business days after the Closing, the Company shall issue and deliver to Goldman a certificate evidencing the Exchange Shares.  Upon delivery of the Exchange Shares to Goldman, and the repayment to Goldman of the Recent Advance, and all accrued and unpaid interest thereon, the Parties agree that no further amounts shall be due and payable Goldman under the terms of the Note as of the Closing Date.   Notwithstanding the above, or Section 2(c) of the Note, the Note shall remain in full force and effect, allowing the Company to request further advances under the terms and conditions set forth in the Note, as the same may be amended.  The parties agree and acknowledge that, as a result of the foregoing, the Note shall be deemed to be amended as of the Closing Date to delete Section 2(c) of the Note.  To the extent of a conflict between the terms and conditions of the Note and this Agreement, this Agreement shall control.

2.           Representations, Warranties and Covenants of Goldman.  Goldman hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)           This Agreement has been duly authorized, validly executed and delivered by Goldman and is a valid and binding agreement and obligation of Goldman enforceable against Goldman in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Goldman has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)           Goldman understands that the Exchange Shares are being offered and sold to it in reliance on the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Goldman set forth herein.

(c)           Goldman is and will be acquiring the Exchange Shares for Goldman’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act of 1933, as amended (“Securities Act”) or any applicable securities laws.

(d)           Goldman owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note free and clear of all rights and Encumbrances (as defined below).   Goldman has full power and authority to transfer and dispose of the Note free and clear of any right or Encumbrance.  Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Note.  Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(e)           Goldman agrees and acknowledges that it is currently an “affiliate” of the Company, as such term is defined in the Securities Act, and as a result cannot resell the Exchange Shares or Conversion Shares except in compliance with the Securities Act and any applicable state blue sky laws.

3.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to Goldman, and covenants for the benefit of Goldman, as follows:

(a)           The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)           The Exchange Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)           This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)           The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder.

4.           Conditions Precedent to the Obligation of the Company to Consummate the Exchange.  The obligation hereunder of the Company to issue and deliver the Exchange Shares to Goldman and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Goldman shall have executed and delivered this Agreement.

(b)           Goldman shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Goldman at or prior to the Closing Date.

(c)           The representations and warranties of Goldman shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.           Conditions Precedent to the Obligation of Goldman to Consummate the Exchange. The obligation hereunder of Goldman to accept the Exchange Shares and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for Goldman’s sole benefit and may be waived by Goldman at any time in its sole discretion.

(a)           The Company shall have executed and delivered this Agreement.

(b)           The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

6.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each Party waives its right to a trial by jury.  Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

7.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

8.           Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

IMAGEWARE SYSTEMS, INC.
By: /s/ Jim Miller Name: Jim Miller Title: Chief Executive Officer
NEAL I. GOLDMAN:
/s/ Neal I. Goldman